AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of
April  19,  1999,  by  and  between  MILESTONE  PROPERTIES,   INC.,  a  Delaware
corporation (the "Company"), and HARVEY SHORE (the "Executive").

                                                W I T N E S S E T H

         WHEREAS, the Executive is currently serving as the Secretary and a Senior Vice President of the Company pursuant to that certain Employment Agreement, dated as of January 1, 1999, by and between the Company and the Executive (the "Employment Agreement");

WHEREAS, the Executive has assumed additional duties and responsibilities not anticipated to be performed by the Executive at the time the Employment Agreement was entered into;

WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Executive's base salary should be increased as a result of such additional duties and responsibilities and such increase in salary requires an amendment to the Employment Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 2.1 is hereby deleted in its entirety, and a new Section 2.1 shall be inserted in lieu thereof to read as follows:

                           2.1 Base Salary. During the Term, the Executive shall receive a base salary subject to adjustments as hereinafter provided (the "Base Salary") at the annual rate of $177,184.34. During the Term, the Board, or an appropriate committee thereof, shall review no less frequently than annually and at such other times as the Board or committee thereof deems appropriate, the Base Salary payable to the Executive and adjust the same in its sole discretion; provided, however, that the Base Salary at any time may not be less than $177,184.34 per annum. In connection with making adjustments to the Base Salary as provided for in this Section 2.1, the Board, or an appropriate committee thereof, will consider the contributions of the Executive to the Company's efficiency, growth, productivity and profitability, the expansion of the Executive's duties, if any, the level of the Executive's responsibilities, the Executive's tenure with the Company,


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                    and such  other  factors  as they  deem  relevant.  The Base
                    Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

2. The Employment Agreement is, and shall continue to be, in full force and effect, except as otherwise provided in this Amendment and except that all references to the Employment Agreement set forth in the Employment Agreement shall mean the Employment Agreement, as amended by this Amendment.

3. This Amendment shall be effective as of the date hereof.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same amendment.

IN WITNESS WHEROF, this Amendment has been duly signed by the parties hereto as of the day and year first above written.

                                                   MILESTONE PROPERTIES, INC.




                                              By   /s/ Robert A Mandor
                                                   Robert A. Mandor, President



                                                   /s/ Harvey Shore
                                                   Harvey Shore